EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-275824) on Form S-8 of Independent Bank Group, Inc. of our reports dated February 21, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Independent Bank Group, Inc., appearing in the Annual Report on Form 10-K of Independent Bank Group, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Dallas, Texas
December 14, 2023